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                                    EXHIBIT C

                                 PROMISSORY NOTE

$52,500                                                     Kirkland, Washington
                                                                  March 13, 2000

         For value received, the undersigned promises to pay Rosetta Inpharmatics, Inc., a Delaware corporation (the "COMPANY"), at its principal office the principal sum of $52,000 with interest from the date hereof at a rate of 6.35% per annum, compounded semiannually, on the unpaid balance of such principal sum. Such principal and interest shall be due and payable on March 13, 2002.

         If the undersigned's employment or consulting relationship with the Company is terminated prior to payment in full of this Note, this Note shall be due and payable.

         Principal and interest are payable in lawful money of the United States of America. AMOUNTS DUE UNDER THIS NOTE MAY BE PREPAID AT ANY TIME WITHOUT INTEREST OR PENALTY.

         Should suit be commenced to collect any sums due under this Note, such sum as the Court may deem reasonable shall be added hereto as attorneys' fees. The makers and endorsers have severally waived presentment for payment, protest, notice of protest, and notice of nonpayment of this Note.

         This Note, which is full recourse, is secured by a pledge of certain shares of Common Stock of the Company and is subject to the terms of a Pledge and Security Agreement between the undersigned and the Company of even date herewith.

                                               /s/ Gregory Sessler
                                        ------------------------------------
                                        Gregory Sessler